EXHIBIT 4.3


                            UIL HOLDINGS CORPORATION
                      1999 AMENDED AND RESTATED STOCK PLAN

1.       INTRODUCTION.
         -------------

         (a) Purpose. The purpose of the UIL Holdings Corporation 1999 Amended
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and Restated Stock Plan ("the Plan") is to promote the profitability of UIL
Holdings Corporation ("the Company") and its Subsidiaries by providing members of the Boards of Directors, officers and certain key employees of the Company and its Subsidiaries with incentives to contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available Directors and managerial employees. The Plan, known prior to March 24, 2003 as The United Illuminating Company 1999 Stock Option Plan was originally effective on March 22, 1999 (the "Original Effective Date"). This restated Plan shall be effective as of March 24, 2003 (the "Restatement Effective Date").

         On and after the Original Effective Date, the Administrator shall have the authority to grant Nonqualified Stock Options and Incentive Stock Options in accordance with the terms of the Plan. On and after the Restatement Effective Date, the Administrator shall also have the authority to grant Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Shares.

         (b) Definitions. For purposes of the Plan, the following terms shall
             -----------
have the following meanings:

         "Administrator" shall mean the committee designated by the Board of Directors to administer the Plan, as provided in Section 2 of this Plan.

         "Award" means any award, grant or benefit provided under the Plan, including without limitation, any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share.

         "Award Agreement" means any written agreement or other document evidencing an Award granted under the Plan. The terms of any plan or guideline adopted by the Board or the Administrator, which is applicable to an Award, shall be deemed incorporated into this Plan by reference.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor code.

         "Covered Award" means an Award, other than an Option or other Award with an exercise price per Share not less than the Fair Market Value of a Share on the date of grant of such Award, to a Covered Employee, if it is designated as such by the Administrator at the time it is granted. Covered Awards are subject to the provisions of Section 11 of this Plan.

         "Covered Employees" means Participants who are designated by the Administrator prior to the grant of an Award who are, or are expected to be at the time taxable income will be realized with respect to the Award, "covered employees" within the meaning of Section 162(m) of the Code.

         "Employee" shall mean an Employee of the Company or one of its Subsidiaries.

         "Fair Market Value" on any date shall be the average of the high and low sales price of shares of Common Stock on The New York Stock Exchange composite tape, or such other recognized market source as may be designated by the Administrator from time to time, on such date. If there is no sale on such date, then such average price on the last previous day on which a sale is reported shall govern.

         "Incentive Stock Option" shall have the meaning set forth in Section 422 of the Code and shall be granted only to Employees.



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         "Nonqualified Stock Option" shall be any option to purchase from the
Company a share of its no par value Common Stock ("Common Stock") other than an Incentive Stock Option. Any Option granted to a Director and any other individual who is not an Employee shall be a Nonqualified Stock Option.

         "Optionee" shall mean a Participant to whom Incentive or Nonqualified Stock Options are granted under the terms of the Plan.

         "Participant" shall mean any Employee or Director of the Company or a Subsidiary granted an Award under the Plan.

         "Performance Goals" means one or more objective performance goals, established by the Administrator at the time an Award is granted, and based upon the attainment of targets for one or any combination of the following criteria, which may be determined solely by reference to the Company's performance or the performance of a Subsidiary (or any business unit) or based on comparative performance relative to other companies: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on stockholders' equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) revenue growth; (viii) earnings growth; (ix) cash flow; (x) return on assets; (xi) pre-tax operating income; (xii) net economic profit (operating earnings minus a charge for capital); (xiii) customer satisfaction;
(xiv) employee satisfaction; (xv) strategic innovation; or (xvi) any combination of the foregoing. Performance Goals shall be set by the Administrator within the time period prescribed by Section 162(m) of the Code.

         "Performance Share" means any grant of a right to receive Shares that is contingent on the achievement of performance or other objectives during a specified period.

         "Released Securities" shall mean securities that were restricted, with respect to which all applicable restrictions have expired, lapsed, been satisfied or been waived.

         "Restricted Stock" means any grant of Shares, and "Restricted Stock Unit" means the grant of a right to receive Shares in the future, with such Shares or right to future delivery of such Shares being subject to a risk of forfeiture or other restriction that will lapse upon the achievement of one or more goals relating to the completion of service by the Participant, or achievement of some performance or other objectives, all as determined by the Administrator in accordance with Section 5(c) of the Plan.

         "Shares" means the Common Stock of UIL Holdings Corporation and such other securities or property as may become the subject to Awards pursuant to an adjustment made under Section 6 or 8 of the Plan.

         "Stock Appreciation Rights" or "SAR" means any right to the appreciation in underlying Shares as provided for in Section 5(b) of the Plan.

         "Stock Options" or "Options" shall refer collectively to Incentive Stock Options and Nonqualified Stock Options.

         "Subsidiary" or "Subsidiaries" of the Company shall mean one or more corporations, a majority of the outstanding shares of voting stock of which is owned directly or indirectly by the Company.

2.       ADMINISTRATION.
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         The Plan shall be administered by a committee of the Company's Board of
Directors, as it may be constituted from time to time, which committee shall consist of no fewer than three members and shall not include any member of said Board who is, or within twelve (12) months prior to the exercise of any discretion under this Plan has been, an employee of the Company or its Subsidiaries. Each member of the committee shall be an "outside director" as such term is defined in Section 162(m) of the Code and a "non-employee director" under Section 16(b) of the Securities Exchange Act of 1934, as amended.




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         The Administrator shall have full power and authority to interpret the
Plan and any Award Agreement issued thereunder, and may, from time to time, prescribe, adopt, amend and rescind any rules and regulations it deems appropriate for the administration of the Plan and for the continued qualification under the Code of any Incentive Stock Option issued hereunder. Decisions of the Administrator on all matters relating to the Plan shall be conclusive and binding on the Company, its shareowners and Plan Participants.

         The Administrator shall have full power and authority to: (i) designate Participants; (ii) determine Awards to be granted to Participants; (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, substituted, exercised, provided that no such action will result in the repricing of Options; (vi) determine whether, to what extent and under what circumstances Awards (other than Awards of Stock Options), and amounts payable in cash, Shares or other property with respect to an Award, may be deferred automatically or at the election of the Participant or the Administrator; and (vii) determine or take any other action that it deems necessary or advisable for proper administration of the Plan.

         Notwithstanding any other provision of the Plan, neither the Administrator, nor the Board, may reprice, replace or regrant any Option granted under the Plan (i) through cancellation and replacement or regrant with lower priced options, or (ii) by lowering the option exercise price of a previously granted Award, without the prior approval of Company shareowners.

         The validity, construction and effect of the Plan, and any rules and regulations relating thereto, shall be determined in accordance with the laws of Connecticut and applicable federal law.

3.       SHARES AVAILABLE FOR THE PLAN.
         -----------------------------

         Subject to the adjustments prescribed in Sections 6 and 8, a maximum of 1,350,000 Shares are available for granting Awards under the Plan (the "Plan Maximum"). Of the Plan Maximum, no more than 200,000 Shares may be issued pursuant to Awards of Restricted Stock, Restricted Stock Units and Performance Share Awards. Only Shares relating to Awards actually issued or granted hereunder shall be counted against the Plan Maximum. If any Award granted under the Plan expires, is forfeited, cancelled, terminates unexercised or, for any reason, becomes unexercisable, the Shares represented by such Award shall thereafter be available for further grants under the Plan and shall not count against the Plan Maximum. Any Shares covered by an Award that are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation shall not be deemed to have been delivered for purposes of determining the Plan Maximum. If the exercise price of any Award is paid by the Participant surrendering a Share of Common Stock, either by actual delivery or by attestation, only the number of Shares issued net of the Shares tendered shall be deemed purchased for purposes of calculating the Plan Maximum.

4.       PARTICIPATION AND DETERMINATION OF AWARDS.
         -----------------------------------------

         The Administrator shall, from time to time, select those members of the Board of Directors, officers and key full-time Employees of the Company and its Subsidiaries to whom Awards shall be granted, and shall determine:

         (i) the number of Shares issued pursuant to Awards; provided that with respect to any Participant, no more than 150,000 Shares may be subject to Awards of Options and Stock Appreciation Rights in any calendar year, and no more than 50,000 Shares may be subject to Awards other than Options or Stock Appreciation Rights granted during any calendar-year period (regardless of when such Shares are deliverable);

         (ii) the terms and conditions of any Award, including, without limitation, whether Stock Options shall be Nonqualified or Incentive Stock Options, or some combination thereof, the periods within which such Stock Options shall be exercisable, and whether any such Stock Option shall include a right to purchase an additional share of Common Stock (a "Reload Right") contingent upon the Optionee having exercised such Stock Option and having paid the exercise price in full by surrendering, either actually, or by attestation, a share or shares of Common Stock having a Fair Market Value on the date of the exercise equal to the exercise price of such Stock Option;



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



         (iii) the extent to which Awards may be settled or exercised in cash or Shares, other securities or other property, or canceled, substituted or forfeited;

         (iv) the extent to which, and under what circumstances, Shares (other than those attributable to the exercise of Stock Options) shall be deferred either automatically or at the election of the Participant.

         A grant of an Award at any time to a Participant shall neither guarantee nor preclude a grant to such Participant at any later time.

         Participation in the Plan shall be limited to those members of the Board of Directors, officers and key full-time Employees selected by the Administrator in its sole discretion. Members of the Board of Directors and any other individuals who are not Employees shall not be eligible to receive Incentive Stock Options.

         Nothing in the Plan or in any Award granted shall confer any right on an Employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an Employee's employment at any time.

5.       TERMS AND CONDITIONS OF AWARDS.
         ------------------------------

         (A) OPTIONS.  The Stock Options granted shall be subject to the
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following terms and conditions:

         (i) Exercise Price of Stock Options. Regardless of whether the Stock
             -------------------------------
Option granted is a Nonqualified or Incentive Stock Option, the purchase price per Share deliverable upon the exercise of each Stock Option shall not be less than 100% of the Fair Market Value of Shares of Common Stock on the date the Stock Option is granted or, in the case of a Stock Option arising from the exercise of a Reload Right, on the date that the Reload Right is exercised. No Stock Option may be repriced by the Administrator. In the case of the grant of any Incentive Stock Option to an Optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the option exercise price per share shall not be less than 110% of the Fair Market Value of shares of Common Stock on the date the Stock Option is granted or, in the case of a Reload Right, on the date that the Reload Right is exercised.

         (ii) The exercise price of a Stock Option shall be payable in cash or by the Optionee's surrendering, either actually or by attestation, shares of Common Stock, which were held by the Optionee for at least a six-month period at the time the Stock Option is exercised and having a Fair Market Value on the date of exercise equal to the exercise price of such Stock Option, or in any combination thereof, as determined by the Administrator.

         (iii) Term and Exercisability of Stock Options. The Administrator
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shall determine the period within which each Stock Option granted shall be exercisable and may provide that a number of Stock Options shall become exercisable in installments; provided, however, that

         (1) except as provided in Section 7 of this Plan, in no event shall any Stock Option be exercisable less than one year, or more than ten years, from the date it is granted;

         (2) except as provided in Section 7 of this Plan, no more than one-third of the number of Stock Options granted to an Optionee on any date may first become exercisable in any twelve-month period;

         (3) in the case of the grant of an Incentive Stock Option to an Optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, in no event shall such Stock Option be exercisable more than five years from the date of the grant;

         (4)      in the case of Incentive Stock Options, except as provided in
                  Section 7 of this Plan, the number of Stock Options granted to an Optionee on any date that may first become exercisable in any calendar year shall be limited to $100,000 divided by the exercise price per Stock Option, as determined in accordance with Section 422(d) of the Code and the Treasury regulations issued thereunder; and


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

         (5) a Stock Option arising from the exercise of a Reload Right shall become exercisable on the six-month anniversary of the date when the Reload Right was exercised and shall expire on the same date on which the Stock Option from which it arose would have expired if it had not been exercised.

         (iv) Continued Employment. Except as otherwise provided in subsection
              --------------------
(vi) of this Section 5, an Employee who is an Optionee may exercise a Stock Option only (i) if he or she is, and has continuously been since the date the Stock Option was granted, a full-time Employee.

         (v)  Shareowner Rights. Prior to the exercise of a Stock Option and
              -----------------
delivery of the Common Stock shares purchased thereby, the Optionee shall have no right to dividends nor be entitled to voting or any other rights on account of such Stock Option.

         (vi) Exercisability of Options Upon Certain Events. Upon the
              ---------------------------------------------
termination of an Optionee's service as a Director of the Company, or of an Employee-Optionee's full-time employment, as a result of retirement, death or disability, all Stock Options of the Optionee that have not expired or been exercised, shall become immediately exercisable. Upon the termination of an Employee-Optionee's full-time employment for any other reason, including but not limited to voluntary or involuntary termination, all of the Optionee's Stock Options that are not then exercisable shall automatically expire. An Employee-Optionee shall be considered "retired" or "disabled" for purposes of the Plan if he or she is entitled to a service pension, disability pension, disability benefit or disability allowance under the Company's pension or disability plan and a Director shall be deemed "retired" or "disabled" if so determined by the Administrator.

         (1)      Upon Death. If an Optionee's service as a Director, or an
                  ----------
                  Employee-Optionee's full-time employment, is terminated by death, such Optionee's legal representative or successor by bequest or the laws of descent and distribution (each a "Successor in Interest") may exercise, in whole or in part, Stock Options exercisable by such Optionee on the date of his or her death, from time to time within one year after such Optionee's date of death.

         (2)      Upon Retirement, or Termination Due to Disability. If an
                  -------------------------------------------------
                  Optionee's full-time employment, or service as a Director, is terminated due to retirement or disability, such Optionee, or his or her guardian or Successor in Interest, may exercise, in whole or in part: (A) Nonqualified Stock Options exercisable by such Optionee on the date of termination of his or her full-time employment (or service, in the case of a Director), from time to time within three years after such date; and (B) Incentive Stock Options exercisable by such Employee-Optionee on the date of his or her retirement, from time to time within three months after such date.

         (3)      Upon Voluntary or Involuntary Termination of Service. Upon a
                  ----------------------------------------------------
                  voluntary or involuntary termination of an Employee-Optionee's full-time employment, or upon a Director's termination of service as a Director, due to any cause other than the death, retirement or disability, such Optionee, or his or her Successor in Interest, may exercise, in whole or in part: (A) Nonqualified Stock Options exercisable by such Optionee on the date of termination of his or her full-time employment (or service as a Director), from time to time within five months after such date; and (B) Incentive Stock Options exercisable by such Employee-Optionee on such date, from time to time within three months after such date; provided, however, that if an Employee-Optionee or Director is terminated for cause (as determined by the Administrator), or if an Employee-Optionee, at any time after his or her voluntary or involuntary termination of full-time employment, engages in any occupation or business that, in the opinion of the Administrator, is a competitor of the Company or any of its Subsidiaries, all of such Optionee's unexercised Stock Options may be canceled by the Administrator.

         (B) STOCK APPRECIATION RIGHTS. The Administrator is authorized to
             -------------------------
grant Stock Appreciation Rights ("SARs") to Participants which may, but need not, relate to a specific Option granted under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, each Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the SAR, which shall not be less than the Fair Market Value of one Share on the date of the grant of the Stock Appreciation Right. Subject to the terms of the Plan and


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

any applicable Award Agreement, the exercise price, term, methods of exercise, methods of payment or settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Administrator, but in no event shall the term of a Stock Appreciation Right exceed a period of ten years from the date of its grant. Settlement of SARs may be made in cash, in Shares of Stock (valued at Fair Market Value at the date of exercise), or in a combination thereof, as determined by the Administrator.

         (C) RESTRICTED STOCK; RESTRICTED STOCK UNITS.
             ----------------------------------------

         (i)  Issuance. The Administrator is authorized to grant Awards of
              --------
Restricted Stock, Restricted Stock Units and Performance Shares to Participants in such amounts, and subject to such terms and conditions, as the Administrator shall determine.

        (ii)  Restrictions. Any such Award shall be subject to such conditions
              ------------
and restrictions as the Administrator may impose (including, without limitation, any limitation on the right to vote Restricted Stock or to receive dividends), which may lapse at such time as the Administrator may deem appropriate. Notwithstanding the foregoing and subject to the provisions of Section 7, any Awards of Restricted Stock or Restricted Stock Units as to which the sole restriction relates the passage of time and continued service shall have a continued service requirement of not fewer than three (3) years from the date of grant; and a period of not less than one (1) year after the grant for an Award that is based on the attainment of Performance Goals. Subject to the previous sentence, a Participant's interest in Restricted Stock or Restricted Stock
Units awarded will vest only at the close of business on the date on which the vesting date occurs (as specified in his Award Agreement). Restricted Stock Units shall carry no voting rights.

         (iii) Dividends and Dividend Equivalents. An Award of Restricted
               ----------------------------------
Stock or Restricted Stock Units may provide the Participant with the right to receive dividend payments or, in the case of Restricted Stock Units, amounts equivalent to cash dividends ("Dividend Equivalents") with respect to Shares subject to the Award, which payments may, in the Administrator's discretion, either be made currently or credited to an account for the Participant, and may be settled in cash or Shares, all as determined by the Administrator. Unless otherwise determined by the Administrator with respect to a particular Award, each outstanding Restricted Stock Unit shall accrue Dividend Equivalents, deferred in cash, which amounts will be paid only when and if the Restricted Stock Unit (on which such Dividend Equivalents were accrued) vests. To the extent that a Restricted Stock Unit does not vest or is otherwise forfeited, any accrued and unpaid Dividend Equivalents shall be forfeited.

         (iv) Termination of Employment.
              -------------------------

                  (1) Due to Death; Disability or Retirement or Termination with
                      ----------------------------------------------------------
the Company's Consent. Any Restricted Stock, or Restricted Stock Units, not yet
---------------------
vested as of the date that a Participant's employment (or service as a Director) terminates due to death, disability, or retirement or termination with the consent of the Company, then any Restricted Stock or Restricted Stock Units (and any related Dividend Equivalents) not yet vested shall continue to vest. Any vested portion of a Restricted Stock Unit Award shall be paid as soon as practicable, subject to the provisions of the Plan. An Employee who is a in receipt of a Restrict Stock or Restrict Stock Unit Award shall be considered "retired" or "disabled" for purposes of the Plan if he or she is entitled to a service pension, disability pension, disability benefit or disability allowance under the Company's pension or disability plan and a Director shall be deemed "retired" or "disabled" if so determined by the Administrator.

                  (2) For Cause or Without the Company's Consent. Any Restricted
                      ------------------------------------------
Stock or Restricted Stock Units, not yet vested as of the date that a Participant's employment (or service as a Director) terminates for cause, or without the Company's consent, as determined by the Administrator, shall be forfeited and cancelled upon such termination of service.

         (D) OTHER STOCK BASED AWARDS. The Administrator is hereby authorized to
             ------------------------
grant to Participants Performance Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares (including without limitation securities convertible into Shares), as are deemed by the Administrator to be consistent with the purposes of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. The Administrator shall designate whether any such Awards are intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any Award so designated shall be conditioned on the achievement of one or more Performance Goals. For Awards intended to be


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

"performance-based compensation", the grant of the Awards and the establishment of the performance measures shall be made during the period required under Code
Section 162(m).

         (i) If applicable, Shares or other securities delivered pursuant to a purchase right granted under this Section 5(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including without limitation cash, Shares, other securities, other Awards or other property, or any combination thereof.

         (ii) In granting any Performance Based Award pursuant to this
Section 5(d), the Administrator shall also determine what effect the termination of employment of the Participant holding such Award shall have on the rights of the Participant pursuant to the Award.

         (iii) The Administrator shall determine whether all or part of the conditions to payment of a Performance Share Award have been fulfilled and, if so, the amount of the payment to which the Participant is entitled.

         (E) DEFERRAL. The Administrator, in an Award Agreement or otherwise,
             --------
may permit a Participant to defer the delivery of Shares of Stock that otherwise would be due to such Participant upon the satisfaction, lapse or waiver of restrictions with respect to Restricted Stock. Such deferrals shall be made in accordance with the provisions of the UIL Holdings Deferred Compensation Plan, as amended from time to time, or any successor or substitute plan.

         (F) GENERAL PROVISIONS. The following general provisions shall apply to
             ------------------
all Awards granted hereunder, subject to the terms of other sections of this Plan or any Award Agreement.

         (i)      Award Agreements. Each Award granted under this Plan shall be
                  ----------------
                  evidenced by an Award Agreement which shall specify the relevant material terms and conditions of the Award and which shall be signed by the Participant receiving such Award, if so indicated by the Award.

         (ii)     Rule 16b-3 Six Month Limitations.  To the extent necessary in
                  -----------------------------------
                  order to have the grant of an Award, the exercise of an Award or any derivative security, or the sale of securities corresponding to an Award, be considered to be an exempt transaction under Section 16(b) of the Securities Exchange Act of 1934, any equity security granted under the Plan to a Participant must be held by such Participant for at least six months from the date of grant, or in the case of a derivative security granted pursuant to the Plan to a Participant, at least six months must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings if any, assigned or attributed to them under Rule 16b-3.

         (iii)    Limits on Transfer of Awards.  No Award (other than Released
                  -----------------------------
                  Securities), and no right under any such Award may be assigned, alienated, pledged, attached, encumbered, sold,or transferred by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (or, in the case of Awards that are forfeited or canceled, to the Company). Any purported assignment, sale, transfer, thereof shall be void and unenforceable. If the Administrator so indicates in writing to a Participant, he or she may designate one or more beneficiaries who may exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Except as otherwise expressly provided herein or in an Award Agreement, each Award, and each right under any Award,shall be exercisable, during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order referred to above.

         (iv)     No Cash Consideration for Awards. Awards may be granted for no
                  --------------------------------
                  cash consideration, or for such minimal cash consideration as the Administrator may specify, or as may be required by applicable law.

         (v)      Awards May Be Granted Separately or Together.  Awards may, in
                  --------------------------------------------
                  the discretion of the Administrator, be granted either alone or in addition to, in tandem with, or in substitution for any,


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

                  other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Performance Awards and Awards which are not Performance Awards may be granted to the same Participant.

         (vi)     Forms Of Payment Under Awards.  Subject to the terms of the
                  --------------------------------
                  Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise, or payment of an Award may be made in such form or forms as the Administrator shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

         (vii)    Term of Awards. Except as otherwise provided in this Plan
                  --------------
                  (with respect, for example, to Awards with specific term limitations), the term of each Award shall be for such period as may be determined by the Administrator.

         (viii)   Share Certificates.  All certificates for Shares or other
                  -------------------
                  securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Unrestricted certificates representing Shares, evidenced in such manner as the Administrator shall deem appropriate, shall be delivered to the holder of Restricted Stock, Restricted Stock Units or any other relevant Award promptly after such related Shares shall become Released Securities.

         (ix)    Transfers within Controlled Group; Leaves of Absence. Transfer
                 ----------------------------------------------------
                 from the Company to a Subsidiary, from a Subsidiary to the Company, and from one Subsidiary to another, shall not be considered a termination of employment. Nor shall it be considered a termination of employment if a Participant is placed on a military or sick leave or such other leave of absence, which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or by contract.

         (x)     Listing, Registration and/or Approvals.  Each Award granted
                 ------------------------------------------
                 shall be subject to the requirement that if at any time the Administrator determines it is necessary or desirable to list, register or qualify any shares of Common Stock subject to such Award upon any securities exchange or under any state or federal law, or to obtain the consent or approval of any governmental regulatory body as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, no such Award may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Administrator.

6.       ADJUSTMENTS.
         -----------

         In the event of a reorganization, recapitalization, stock split, stock or extraordinary cash dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any outstanding Award, the Administrator shall make such adjustments as it deems appropriate in the number and kind of shares which may be purchased pursuant to the Plan, in (i) the number or kind of Shares available for the future granting of Awards hereunder, (ii) the number and kind of Shares covered by the Awards granted, and (iii) the grant, purchase, or exercise price with respect to any Award; provided, however, that with respect to an Incentive Stock Option no such adjustment shall be authorized to the extent that such would cause the termination of the Incentive Stock Option treatment pursuant to applicable Code requirements. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing entity, all Awards granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing entity. In the event of any reorganization in which all of the shares of the Company's Common Stock are exchanged for shares of the common stock of another corporation, all Awards granted hereunder and outstanding on the effective date of the share exchange shall be automatically converted into Awards of the other corporation on identical terms, and the other corporation shall assume this Plan, or if the Administrator deems such action appropriate, it may provide for a cash payment to the holder of an outstanding Award.

7.       ACCELERATION UPON A CHANGE OF CONTROL.
         -------------------------------------

         (a) Except as the Board of Directors or the Administrator may expressly provide otherwise prior to a Change in Control of the Company, (as defined in Subsection 7(b) below) in the event of a Change in Control of the Company);

         (i) All Options and Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise of installments;

         (ii) All restrictions and conditions of all Restricted Stock and Restricted Stock Units then outstanding shall be deemed satisfied as of the date of the Change of Control; and

         (iii) All Performance Share Awards shall become vested, deemed earned in full and promptly paid to the Participants, without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

         (b) "Change in Control" of the Company shall mean any of the following events, with the term "Company" being used in this definition to refer also to a Change in Control of any Subsidiary, with respect to each Participant employed by such Subsidiary:

         (i) Any merger or consolidation of such Company with any corporate shareowner or group of corporate shareowners holding twenty-five percent (25%) or more of the Common Stock of UIL Holdings Corporation (or a successor to UIL Holdings Corporation, whether direct or indirect, by purchase, merger, consolidation or otherwise - a "Successor"), or with any other corporation or group of corporations that is, or after such merger or consolidation would be, or be affiliated with, a shareowner or group of shareowners owning at least twenty-five percent (25%) of the Common Stock of UIL Holdings Corporation or a Successor, or

         (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any assets of such Company having an aggregate fair market value of $50 million or more to or with any shareowner or group of shareowners holding twenty-five percent (25%) or more of the Common Stock of UIL Holdings Corporation or a Successor, or to or with any affiliate of any such shareowner or group of shareowners; or

         (iii) The issuance or sale by such Company, or the sale by UIL Holdings Corporation or a Successor, in exchange for cash, securities or other consideration having an aggregate fair market value of $50 million or more, of any securities of such Company to any shareowner or group of shareowners holding twenty-five percent (25%) or more of the Common Stock of UIL Holdings Corporation or a Successor, or to any affiliate of any such shareowner or group of shareowners; or

         (iv) The implementation of any plan or proposal for the liquidation or dissolution of such Company, or of UIL Holdings Corporation or a Successor, proposed by or on behalf of any shareowner or group of shareowners owning at least twenty-five percent (25%) of the Common Stock of UIL Holdings Corporation or a Successor, or by or on behalf of any affiliate of any such shareowner or group of shareowners; or

         (v) Any reclassification of securities (including a reverse stock split), or recapitalization, of UIL Holdings Corporation or a Successor, or any other transaction, which has the effect, directly or indirectly, of increasing the proportionate share of outstanding shares of any class of equity securities, or securities convertible into any equity securities, of UIL Holdings Corporation or a Successor, which class of securities is directly or indirectly owned by a shareowner or group of shareowners owning at least twenty-five percent (25%) of the Common Stock of UIL Holdings Corporation or a Successor, or by any affiliate of any such shareowner or group of shareowners.

         The Board of Directors of the Company may, from time to time, by the affirmative vote of not less than a majority of the entire membership of said Board of Directors, at a meeting of said Board of Directors called and held for the purpose, modify the phrase "twenty-five percent (25%)" in one or more of the foregoing subparagraphs to a lesser percentage, but not less than twenty percent (20%).

8.       TERMINATION AND MODIFICATION.
         ----------------------------

         (a) Of the Plan. Unless previously terminated, the Plan shall terminate
             -----------
on March 21, 2009. The Administrator, without approval of the shareowners of the Company, may modify or terminate the Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that no such modification or termination of the Plan may, without the consent of an Award holder, alter or impair any Award previously granted under the Plan and that no modification shall become effective without prior approval of the Common Stock shareowners of the Company that would: (a) increase (except in the case of a readjustment of the Common Stock or a recapitalization) the maximum number of shares for which an Award may be granted under the Plan; (b) reduce the option price that may be established under the Plan; (c) extend the maximum option term under the Plan beyond ten years, or (d) change the Plan's eligibility requirements.

         (b) Amendments to Awards. The Administrator may waive any conditions or
             --------------------
rights under, amend any terms of, or amend, alter, suspend, discontinue, cancel or terminate, any Award heretofore granted without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such amendment, alteration, suspension, discontinuance, cancellation or termination that would be adverse to the holder of such Award may be made without such holder's consent after a Change in Control. Notwithstanding the foregoing, the Administrator shall not amend any outstanding Option or SAR to change the exercise price thereof to any price that is lower than the original exercise price thereof except in connection with an adjustment authorized under
Section 6.

         (c) Adjustments of Awards Upon Certain Acquisitions. In the event the
             -----------------------------------------------
Company or a Subsidiary shall issue substitute Awards, the Administrator may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the substitute Awards granted under the Plan.

         (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or
             ---------------------------------------------------------------
Nonrecurring Events. The Administrator shall be authorized to make adjustments
-------------------
in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 6 hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or an Award Agreement.

         (e) Correction of Defects, Omissions, and Inconsistencies. The
             -----------------------------------------------------
Administrator may correct any defect, supply any omission, or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

9.       GENERAL PROVISIONS.
         ------------------

         (a) No Rights to Awards.  No Employee, Participant or Director shall
             -------------------
have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, Directors or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

         (b) Withholding.  The Company (or, if applicable, any Subsidiary) shall
             -----------
be authorized to withhold from any grant of an Award, exercise of an Award or any payment due or transfer made under any Award or under the Plan, the amount (in cash, Shares, other securities, other Awards, or other property) of all applicable withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all obligations for the payment of such taxes.

         (c) No Limit on Other Compensation Agreement. Nothing contained in the
             ----------------------------------------
Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

         (d) No Right to Employment. The grant of an Award shall not be
             ----------------------
construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (e) Governing Law. The validity, construction, and effect of the Plan
             -------------
and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable federal law.

         (f) Severability.  If any provision of the Plan or any Award is or
             ------------
becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (g) No Trust or Fund Created.  Neither the Plan nor any Award shall
             ------------------------
create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be that of an unsecured general creditor of the Company.

         (h) No Fractional Shares.  No fractional Share shall be issued or
             --------------------
delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (i) Headings. Headings are given to the sections and subsections of the
             --------
Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

10.      EFFECTIVE DATE.
         --------------

         The effective date of this restated Plan shall be March 24, 2003. However, if the Plan is not approved by shareowners of the Company within twelve
(12) months thereafter, the restated Plan and any and all Awards granted thereunder shall be null and void.

11.      PARTICIPANTS SUBJECT TO SECTION 162(M).
         --------------------------------------

         (a) Applicability. The provisions of this Section 11 shall be
             -------------
applicable to all Covered Awards. Covered Awards shall be made subject to the achievement of one or more pre-established Performance Goals, in accordance with procedures to be established by the Administrator from time to time. Notwithstanding any provision of the Plan to the contrary, the Administrator shall not, other than upon a Change in Control, have discretion to waive or amend such Performance Goals, decrease the exercise price with respect to a Stock Option or, except as provided in Section 6 or Section 8, to increase the number of Shares subject to Covered Awards or the amount payable pursuant to Covered Awards after the Performance Goals have been established; provided, however, that the Administrator may, in its sole discretion, reduce the number of Shares subject to Covered Awards or the amount which would otherwise be payable pursuant to Covered Awards; and provided, further, that the provisions of Section 8 shall override any contrary provision of this Section 11.

         (b) Certification. No shares shall be delivered and no payment shall be
             -------------
made pursuant to a Covered Award unless and until the Administrator shall have certified in writing that the applicable Performance Goals have been attained.

         (c) Procedures. The Administrator may from time to time establish
             ----------
procedures pursuant to which Covered Employees will be permitted or required to defer receipt of amounts payable under Awards (other than Awards of Stock Options) made under the Plan.